Exhibit (16)

POWER OF ATTORNEY

Each person whose signature appears below, as Trustee of each of Legg Mason Partners Institutional Trust (“Institutional Trust”) and Master Portfolio Trust, hereby constitutes and appoints Kenneth D. Fuller, Jane Trust, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen, Yi Chia Kuo, Robert M. Nelson and Harris C. Goldblat, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Institutional Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the Institutional Trust’s Registration Statement on Form N-14 (the “Registration Statement”), with respect to Western Asset Institutional Tax Free Reserves, a series of Institutional Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee of Institutional Trust and/or Master Portfolio Trust, any and all such amendments to the Registration Statement filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ Elliott J. Berv	Trustee	May 13, 2015
Elliott J. Berv

/s/ Jane F. Dasher	Trustee	May 13, 2015
Jane F. Dasher

/s/ Mark T. Finn	Trustee	May 13, 2015
Mark T. Finn

/s/ Stephen R. Gross	Trustee	May 13, 2015
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	May 13, 2015
Richard E. Hanson, Jr.

/s/ Diana R. Harrington	Trustee	May 13, 2015
Diana R. Harrington

/s/ Susan M. Heilbron	Trustee	May 13, 2015
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	May 13, 2015
Susan B. Kerley

/s/ Alan G. Merten	Trustee	May 13, 2015
Alan G. Merten

/s/ R. Richardson Pettit	Trustee	May 13, 2015
R. Richardson Pettit